Exhibit 12

EXECUTION COPY

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is entered into as of this 12th day of April 2010, by and among the selling entities listed in Schedule I hereto (the “Sellers”), and Ray Gagnon (the “Purchaser”).

AGREEMENT:

Sellers acquired the Shares (as hereinafter defined) on January 8, 2010, pursuant to that certain Securities Purchase Agreement dated December 21, 2009 among Image Entertainment, Inc., a Delaware corporation (the “Company”), JH Partners, LLC, as the Investor Representative, and Sellers, as amended (the “Acquisition Agreement”), as nominee for the Purchaser, with the understanding that the Shares would be acquired by the Sellers as provided herein.

In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE 1

DEFINITIONS

1.1           Definitions.  As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Company” means Image Entertainment, Inc.

“Contractual Obligation” means as to any Person, any provision of any security issued by such Person or any provision of any agreement, lease of real or personal property, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

“Governmental Authority” means the government of any nation, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity exercising public functions owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Person” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Requirements of Law” means, as to any Person, the provisions of the Certificate of Incorporation and By-laws or other organizational or governing documents of such Person, and any law, treaty, rule, regulation, right, privilege, qualification, license or franchise, order, judgment, or determination, in each case, of an arbitrator or a court or other Governmental Authority, in each case, applicable to or binding upon such Person or any of its property (or to which such Person or any of its property is subject) or applicable to any or all of the transactions contemplated by, or referred to in, this Agreement.

“Series B Preferred Stock” means the Series B cumulative preferred stock, par value $0.0001 per share, of the Company.

“Series C Preferred Stock” means the Series C junior participating preferred stock, par value $0.0001 per share, of the Company.

“Shares” means the shares of Series B Preferred Stock and Series C Preferred Stock being purchased and sold pursuant to this Agreement.

“Stockholders Agreement” means the Stockholders Agreement among the Company, the Sellers, and certain other individuals named therein.

ARTICLE 2

PURCHASE AND SALE OF COMMON STOCK

2.1           Purchase and Sale of Shares.  Upon the terms and subject to the conditions set forth herein, at the Closing (as hereinafter defined) each Seller shall sell to the Purchaser and the Purchaser shall purchase from the Sellers the number of shares of Series B Preferred Stock and shares of Series C Preferred Stock set forth opposite each Seller’s name on Schedule I hereto, for a purchase price equal to the amount set forth each Seller’s name on Schedule I plus interest on such amount at the rate of 12% per annum from January 8, 2010 to the date of the Closing (the “Purchase Price”).

2.2           Closing.  The closing of the purchase and sale of the Shares shall take place at a Closing (the “Closing”) to be held on a date designated by the Purchaser to occur not later than April 14, 2010.  In addition to the Shares, in the event that the Sellers exercise all or a portion of the Additional Purchase Right (as defined in the Acquisition Agreement), then the Purchaser shall have the additional right (but not the obligation) to acquire additional shares of Series B Preferred Stock and Series C Preferred Stock from Sellers in the same proportion as the Shares bear to all of the securities acquired by the Sellers pursuant to the Acquisition Agreement on the same terms as Sellers’ acquisition of such additional shares from the Company, plus interest at 12% per annum from the date of Sellers’ acquisition of such shares until the closing of Purchaser’s exercise of its right to purchase such shares.  Sellers shall promptly notify Purchaser of Sellers’ exercise of the Additional Purchase Right, and Purchaser shall have fifteen (15) business days following receipt of such notice to exercise the right to purchase such additional shares of Series B Preferred Stock and Series C Preferred Stock at a closing to occur on a date designated by the Purchaser to occur not later than twenty (20) business days following receipt of notice from Sellers.

2.3           Deliveries.  At the Closing the Purchaser shall deliver the Purchase Price by wire transfer of immediately available funds to an account designated by Sellers and each Seller shall deliver stock certificates representing the Shares of Series B Preferred Stock and Series C Preferred Stock being sold by such Seller, either registered in the name of the Purchaser or if not so registered, together with a stock power in blank.  Sellers also shall deliver to Purchaser evidence of the assignment to Purchaser of rights under the Registration Rights

Agreement dated January 8, 2010 among the Company, JH Partners, LLC as the Investor Representative, and the several investors listed on Schedule 1 thereto such that Purchaser is considered an Investor thereunder.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants as of the date hereof as follows:

3.1           Authorization.  The Purchaser has the necessary authority and capacity to enter into and perform his obligations under this Agreement.

3.2           Noncontravention.  The execution, delivery and performance of this Agreement by the Purchaser and the consummation of the transactions contemplated thereby, do not and will not (a) violate any Requirements of Law applicable to the Purchaser, or (b) result in a material breach or default under any of the Contractual Obligations of the Purchaser, or under any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority, in each case applicable to the Purchaser or his properties.

3.3           Binding Effect.  This Agreement has been duly executed and delivered by the Purchaser, and this Agreement constitutes the legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

3.4           Governmental Authorization; Third Party Consent.  No approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirements of Law, and no lapse of a waiting period under any Requirements of Law, is necessary or required in connection with the execution, delivery or performance by the Purchaser (including, without limitation, the acquisition of the Shares) or enforcement against the Purchaser of this Agreement or the transactions contemplated hereby.

3.5           Broker’s, Finder’s or Similar Fees.  There are no brokerage commissions, finder’s fees or similar fees or commissions payable in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Purchaser or any action taken by the Purchaser.  Neither Sellers nor the Company shall be liable for any costs or expenses incurred by or on behalf of the Purchaser in connection with this Agreement or the transactions contemplated hereby.

3.6           Securities Law Representations.

(a)   The Purchaser is receiving the Shares for investment for his own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof, other than as contemplated hereby.

(b)   The Purchaser has been given the opportunity to obtain any information or documents which he deems necessary to evaluate the merits and risks related to his investment in the Shares and to verify the information received, and the Purchaser’s knowledge and experience in financial and business matters are such that he is capable of evaluating the merits and risks of its receipt of the Shares.

(c)   The Purchaser’s financial condition is such that he can afford to bear the economic risk of holding the Shares for an indefinite period of time and has adequate means for providing for Purchaser’s current needs and contingencies and to suffer a complete loss of its investment in the Shares.

(d)   The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended.

(e)   The Purchaser consents to the placement of a restrictive legend on the Shares as contemplated by the Stockholders Agreement.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Each of the Sellers severally and not jointly represents and warrants as follows:

4.1           Authorization.  Such Seller has the necessary authority and capacity to enter into and perform his obligations under this Agreement.

4.2           Noncontravention.  The execution, delivery and performance of this Agreement by such Seller and the consummation of the transactions contemplated thereby, do not and will not (a) violate any Requirements of Law applicable to such Seller, or (b) result in a material breach or default under any of the Contractual Obligations of such Seller, or under any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority, in each case applicable to such Seller or his properties.

4.3           Binding Effect.  This Agreement has been duly executed and delivered by such Seller, and this Agreement constitutes the legal, valid and binding obligations of such Seller, enforceable against such Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

4.4           Governmental Authorization; Third Party Consent.  No approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirements of Law, and no lapse of a waiting period under any Requirements of Law, is necessary or required in connection with the execution, delivery or performance by such Seller (including, without limitation, the acquisition of the Shares) or enforcement against such Seller of this Agreement or the transactions contemplated hereby.

4.5           Broker’s, Finder’s or Similar Fees.  There are no brokerage commissions, finder’s fees or similar fees or commissions payable in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with such Seller or any action taken by such Seller.  The Purchaser shall not be liable for any costs or expenses incurred by or on behalf of such Seller in connection with this Agreement or the transactions contemplated hereby.

4.6           Title.  Such Seller has sole, good and marketable title to, and owns of record and beneficially, the Shares set forth next to its name on Schedule I free and clear of any and all liens and has full right, power and authority to sell, convey, transfer, assign and deliver the number of shares of Series B Preferred Stock and Series C Preferred Stock set forth next to its name on Schedule I as herein agreed.  Such Seller does not have an obligation of any kind or nature, absolute or contingent, to any other person to sell, assign, transfer or otherwise dispose of, and has not entered into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer or other disposition of, any of the Shares (other than this Agreement).

ARTICLE 5

MISCELLANEOUS

5.1           Amendment and Waiver.  Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Sellers and the Purchaser and (ii) only in the specific instance and for the specific purpose for which made or given.

5.2           Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

5.3           Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

5.4           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

5.5           Severability.  If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired.

5.6           Entire Agreement.  This Agreement, together with the Stockholders Agreement, is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  There are no restrictions, promises, warranties or undertakings, other than those set forth herein or therein.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

5.7           Further Assurances.  Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement or caused this Agreement to be executed and delivered by their authorized representatives as of the date first above written.

PURCHASER:

/S/ RAYMOND GAGNON
Name:	RAYMOND GAGNON

SELLERS:

JH INVESTMENT PARTNERS EVERGREEN FUND, L.P.

By:	JH Investment Management III, LLC
Its: General Partner

By:	/s/ JOHN C. HANSEN
Name: John C. Hansen
Its: Managing Member

JH INVESTMENT PARTNERS III, L.P.

By:	JH Investment Management III, LLC
Its: General Partner

By:	/s/ JOHN C. HANSEN
Name: John C. Hansen
Its: Managing Member

JH INVESTMENT PARTNERS GP FUND III, LLC

By:	JH Investment Management III, LLC
Its: Manager

By:	/s/ JOHN C. HANSEN
Name: John C. Hansen
Its: Managing Member

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is entered into as of this        day of April, 2010, by and among the selling entities listed in Schedule I hereto (the “Sellers”), and Ray Gagnon (the “Purchaser”).

AGREEMENT:

Sellers acquired the Shares (as hereinafter defined) on January 8, 2010, pursuant to that certain Securities Purchase Agreement dated December 21, 2009 among Image Entertainment, Inc., a Delaware corporation (the “Company”), JH Partners, LLC, as the Investor Representative, and Sellers, as amended (the “Acquisition Agreement”), as nominee for the Purchaser, with the understanding that the Shares would be acquired by the Sellers as provided herein.

In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE 6

DEFINITIONS

6.1          Definitions.  As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Company” means Image Entertainment, Inc.

“Contractual Obligation” means as to any Person, any provision of any security issued by such Person or any provision of any agreement, lease of real or personal property, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

“Governmental Authority” means the government of any nation, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity exercising public functions owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Person” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Requirements of Law” means, as to any Person, the provisions of the Certificate of Incorporation and By-laws or other organizational or governing documents of such Person,

and any law, treaty, rule, regulation, right, privilege, qualification, license or franchise, order, judgment, or determination, in each case, of an arbitrator or a court or other Governmental Authority, in each case, applicable to or binding upon such Person or any of its property (or to which such Person or any of its property is subject) or applicable to any or all of the transactions contemplated by, or referred to in, this Agreement.

“Series B Preferred Stock” means the Series B cumulative preferred stock, par value $0.0001 per share, of the Company.

“Series C Preferred Stock” means the Series C junior participating preferred stock, par value $0.0001 per share, of the Company.

“Shares” means the shares of Series B Preferred Stock and Series C Preferred Stock being purchased and sold pursuant to this Agreement.

“Stockholders Agreement” means the Stockholders Agreement among the Company, the Sellers, and certain other individuals named therein.

ARTICLE 7

PURCHASE AND SALE OF COMMON STOCK

7.1          Purchase and Sale of Shares.  Upon the terms and subject to the conditions set forth herein, at the Closing (as hereinafter defined) each Seller shall sell to the Purchaser and the Purchaser shall purchase from the Sellers the number of shares of Series B Preferred Stock and shares of Series C Preferred Stock set forth opposite each Seller’s name on Schedule I hereto, for a purchase price equal to the amount set forth each Seller’s name on Schedule I plus interest on such amount at the rate of 12% per annum from January 8, 2010 to the date of the Closing (the “Purchase Price”).

7.2          Closing.  The closing of the purchase and sale of the Shares shall take place at a Closing (the “Closing”) to be held on a date designated by the Purchaser to occur not later than April 7, 2010.

2.3          Deliveries.  At the Closing the Purchaser shall deliver the Purchase Price by wire transfer of immediately available funds to an account designated by Sellers and each Seller shall deliver stock certificates representing the Shares of Series B Preferred Stock and Series C Preferred Stock being sold by such Seller, either registered in the name of the Purchaser or if not so registered, together with a stock power in blank.

ARTICLE 8

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants as of the date hereof as follows:

8.1          Authorization.  The Purchaser has the necessary authority and capacity to enter into and perform his obligations under this Agreement.

8.2          Noncontravention.  The execution, delivery and performance of this Agreement by the Purchaser and the consummation of the transactions contemplated thereby, do not and will not (a) violate any Requirements of Law applicable to the Purchaser, or (b) result in a material breach or default under any of the Contractual Obligations of the Purchaser, or under any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority, in each case applicable to the Purchaser or his properties.

8.3          Binding Effect.  This Agreement has been duly executed and delivered by the Purchaser, and this Agreement constitutes the legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

8.4          Governmental Authorization; Third Party Consent.  No approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirements of Law, and no lapse of a waiting period under any Requirements of Law, is necessary or required in connection with the execution, delivery or performance by the Purchaser (including, without limitation, the acquisition of the Shares) or enforcement against the Purchaser of this Agreement or the transactions contemplated hereby.

8.5          Broker’s, Finder’s or Similar Fees.  There are no brokerage commissions, finder’s fees or similar fees or commissions payable in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Purchaser or any action taken by the Purchaser.  Neither Sellers nor the Company shall be liable for any costs or expenses incurred by or on behalf of the Purchaser in connection with this Agreement or the transactions contemplated hereby.

8.6          Securities Law Representations.

(a)   The Purchaser is receiving the Shares for investment for his own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof, other than as contemplated hereby.

(b)   The Purchaser has been given the opportunity to obtain any information or documents which he deems necessary to evaluate the merits and risks related to his investment in the Shares and to verify the information received, and the Purchaser’s knowledge and experience in financial and business matters are such that he is capable of evaluating the merits and risks of its receipt of the Shares.

(c)   The Purchaser’s financial condition is such that he can afford to bear the economic risk of holding the Shares for an indefinite period of time and has adequate means for providing for Purchaser’s current needs and contingencies and to suffer a complete loss of its investment in the Shares.

(d)   The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended.

(e)   The Purchaser consents to the placement of a restrictive legend on the Shares as contemplated by the Stockholders Agreement.

ARTICLE 9

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Each of the Sellers severally and not jointly represents and warrants as follows:

9.1          Authorization.  Such Seller has the necessary authority and capacity to enter into and perform his obligations under this Agreement.

9.2          Noncontravention.  The execution, delivery and performance of this Agreement by such Seller and the consummation of the transactions contemplated thereby, do not and will not (a) violate any Requirements of Law applicable to such Seller, or (b) result in a material breach or default under any of the Contractual Obligations of such Seller, or under any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority, in each case applicable to such Seller or his properties.

9.3          Binding Effect.  This Agreement has been duly executed and delivered by such Seller, and this Agreement constitutes the legal, valid and binding obligations of such Seller, enforceable against such Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

9.4          Governmental Authorization; Third Party Consent.  No approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirements of Law, and no lapse of a waiting period under any Requirements of Law, is necessary or required in connection with the execution, delivery or performance by such Seller (including, without limitation, the acquisition of the Shares) or enforcement against such Seller of this Agreement or the transactions contemplated hereby.

9.5          Broker’s, Finder’s or Similar Fees.  There are no brokerage commissions, finder’s fees or similar fees or commissions payable in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with such Seller or any action taken by such Seller.  The Purchaser shall not be liable for any costs or expenses incurred by or on behalf of such Seller in connection with this Agreement or the transactions contemplated hereby.

9.6          Title.  Such Seller has sole, good and marketable title to, and owns of record and beneficially, the Shares set forth next to its name on Schedule I free and clear of any and all liens and has full right, power and authority to sell, convey, transfer, assign and deliver the number of shares of Series B Preferred Stock and Series C Preferred Stock set forth next to its name on Schedule I as herein agreed.  Such Seller does not have an obligation of any kind or nature, absolute or contingent, to any other person to sell, assign, transfer or otherwise dispose of, and has not entered into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer or other disposition of, any of the Shares (other than this Agreement).

ARTICLE 10

MISCELLANEOUS

10.1        Amendment and Waiver.  Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Sellers and the Purchaser and (ii) only in the specific instance and for the specific purpose for which made or given.

10.2        Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

10.3        Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

10.4        Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

10.5        Severability.  If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired.

10.6        Entire Agreement.  This Agreement, together with the Stockholders Agreement, is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  There are no restrictions, promises, warranties or undertakings, other than those set forth herein or therein.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

10.7        Further Assurances.  Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement or caused this Agreement to be executed and delivered by their authorized representatives as of the date first above written.

PURCHASER:

/s/ Raymond Gagnon
Name:	RAY GAGNON

SELLERS:

JH INVESTMENT PARTNERS EVERGREEN FUND, L.P.

By:	JH Investment Management III, LLC
Its: General Partner

By:	/s/ John C. Hansen
Name: John C. Hansen
Its: Managing Member

JH INVESTMENT PARTNERS III, L.P.

By:	JH Investment Management III, LLC
Its: General Partner

By:	/s/ John C. Hansen
Name: John C. Hansen
Its: Managing Member

JH INVESTMENT PARTNERS GP FUND III, LLC

By:	JH Investment Management III, LLC
Its: Manager

By:	/s/ John C. Hansen
Name: John C. Hansen
Its: Managing Member

Schedule I

Seller	Series B Preferred Stock	Series C Preferred Stock	Purchase Price
JH Investment Partners Evergreen Fund, LP	42.587	380.773	$43,847.396
JH Investment Partners III, LP	5.080	45.416	$5,229.800
JH Investment Partners GP Fund III, LLC	2.333	20.861	$2,402.256
Total	50.000	447.050	$51,479.452

SCHEDULE I TO STOCK PURCHASE AGREEMENT